EXHIBIT 3(A)


                        AMENDMENT TO THE

                  CERTIFICATE OF INCORPORATION OF

                     LATSHAW ENTERPRISES, INC.

     Latshaw Enterprises, Inc. filed a Certificate of Amendment with the Delaware Secretary of State effective December 18, 1996, amending Article FOURTH of its Certificate of Incorporation to read in its entirety as follows:

     FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is One Million Five
Hundred and Thirty Thousand (1,530,000) shares consisting of:

          1. 30,000 shares of Class A Common Stock ("Class A Common Stock") of the par value of One Hundred Dollars
                ($100.00) per share;

          2. 1,000,000 shares of Class C Common Stock ("Class C Common Stock") of the par value of Two Dollars ($2.00) per share; and

          3.    500,000 shares of Preferred Stock without par value.

No holder of shares of any class of stock of the Corporation shall have any preemptive or other right to subscribe for or purchase any shares of any class of stock of the Corporation, or any securities convertible into shares of stock of any class which at any time may be issued or sold by the Corporation, other than such right, if any, as the Board of Directors in its discretion may determine.

                        Preferred Stock

     The Preferred Stock may be issued from time to time in one or more series with such distinctive serial designations and for such consideration as may be fixed by the Board of Directors. The Preferred Stock of all series shall be in all respects entitled to the same preferences, rights and privileges and subject to the same qualifications, limitations and restrictions, except that different series of Preferred Stock may vary with respect to those provisions as shall be determined and fixed by the Board of Directors as hereinafter provided. Each share of Preferred Stock of any one series shall have the same rights as and be identical in all respects with all the other shares of Preferred Stock of that series.

     The Board of Directors is empowered, subject to the other
provisions of this Article FOURTH, to determine and fix by resolution or resolutions providing for the issuance of any series:
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		(a)	The number of shares to constitute such series
	and the designation thereof;

		(b)	The voting powers, full, limited or contingent, if
	any, to which holders of shares of such series shall be entitled;

		(c)	The dividend rate or rates, the conditions and
	dates upon which such dividends shall be payable, the relation which such dividends shall bear to the dividends payable on any other class or classes or series of stock, and whether such dividends shall be cumulative or noncumulative;

		(d)	Whether or not the shares of such series shall be
	redeemable and, if redeemable, the redemption price and the other terms and conditions of redemption;

		(e)	The amount, if any, which the shares of such series
	shall be entitled to receive before any distribution or payment shall be made to holders of the Class A Common Stock and Class C Common Stock in the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, or of any proceedings resulting in any distribution of all, or substantially all, of its assets to its stockholders;

		(f)	Whether or not the shares of such series shall be
	entitled to the benefit of a sinking or retirement fund to be applied to the purchase or redemption of shares of the series, and, if so entitled, the amount of such fund and the manner of its application, including the price or prices at which the shares may be redeemed or purchased through the application of such fund;

		(g)	Whether or not the shares of such series shall be
	convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class of stock of the Corporation and, if convertible or exchangeable, the conversion price or prices or rate or rates of conversion or exchange and all other terms and conditions of conversion or exchange; and

		(h)	Such other designations, preferences and relative,
	participating, optional or other special rights and qualifications, limitations or restrictions thereof as the directors may deem advisable and as shall be stated in said resolution or resolutions.

               Class A Common Stock and Class C Common Stock

		(a)	The powers, preferences and rights of Class A
	Common Stock and Class C Common Stock, and the qualifications, limitations or restrictions thereof, shall be in all respects identical, except as otherwise required by law or expressly provided in this Certificate of Incorporation.

		(b)	Class A Common Stock and Class C Common Stock may
	be issued from time to time for such consideration not less than the par value thereof as may be fixed by the Board of Directors.


		(c)	(1)	At each annual or special meeting of,
	stockholders, each holder of Class A Common Stock shall be entitled to one (1) vote in person or by proxy for each share of Class A Common Stock standing in his name on the stock transfer records of the Corporation and each holder of Class C Common Stock shall be entitled to fifty (50) votes in person or by proxy for each share of Class C Common Stock standing in his name on the stock transfer records of the Corporation except as otherwise provided herein or in Article Sixth.

		(2)	Except as otherwise provided herein or required
	by law, the holders of Class A Common Stock and Class C Common Stock shall vote together as a single class, subject to any voting rights which may be granted to holders of Preferred Stock. Notwithstanding the foregoing, the holders of Class A Common
	Stock and Class C Common Stock shall each be entitled to vote separately as a class with respect to (i) amendments to this Certificate of Incorporation that alter or change the powers, preferences or special rights of the shares of the respective classes of stock so as to affect them adversely, (ii) amendments to this Certificate of Incorporation changing the number of authorized shares of Class C Common Stock, but the holders of Class A Common Stock and Class C Common Stock shall vote together as a single class in order to change the number of authorized shares of Class A Common Stock, and (iii) such other matters as may require class votes under the General Corporation Law of the State of Delaware.

		(d)	Subject to the rights of the holders of Preferred
	Stock and subject to any other provisions of this Certificate of Incorporation as amended from time to time, holders of Class A Common Stock and Class C Common Stock shall be entitled to share equally, on a per share basis, in any dividends and other distributions in cash, stock or property of the Corporation as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor, provided that in the case of dividends or other distributions declared that are payable in shares of Class A Common Stock or Class C Common Stock, the dividends payable in shares of Class A Common Stock shall be payable to only holders of Class A Common Stock and the dividends payable in shares of Class C Common Stock shall be payable only to holders of Class C Common Stock. The Class A Common Stock may be subdivided or combined and stock dividends may be paid on the Class A Common Stock without the subdivision or combination or payment of a stock dividend or stock split to the holders of Class C Common Stock. Similarly, the Class C Common Stock may be subdivided or combined and stock dividends may be paid on the Class C Common Stock without the subdivision or combination or payment of a stock dividend or stock split to the holders of Class A Common Stock.

		(e)	In the event of any liquidation, dissolution or
	winding up of the Corporation, whether voluntary or involuntary, after there shall have been paid or set aside for the holders of the shares of Preferred Stock and any other class having preference over Class A Common Stock and Class C Common Stock in such event the full preferential amounts to which they are respectively entitled, the remaining net assets of the corporation shall be distributed pro rata to the holders of Class A Common Stock and Class C Common Stock, in cash or in kind.

		(f)	Each share of Class A Common Stock shall have the
	same rights as, and be identical in all respects with, all the other shares of Class A Common Stock. Each share of Class C Common Stock shall have the same rights as, and be identical in all respects with, all other shares of Class C Common Stock.



                          Reverse Stock Split

	On the effective date of the amendment revising Article FOURTH and adding this paragraph to Article FOURTH ("Effective Date"), the number of outstanding shares of Common Stock of the Corporation shall be reduced so that each fifty (50) shares of Common Stock issued and outstanding will be automatically reclassified, combined, and converted into one (1) share of Class A Common Stock of the par value of One Hundred Dollars ($100.00) per share. No fractions of shares will be issued, and on the Effective Date, stockholders otherwise entitled to receive fractions of shares, unless and until such fractions of shares are combined with other fractions of shares resulting in full shares within a period of time to be set by the Corporation's Board of Directors, shall have no further interest as stockholders in respect of such fractions of shares and shall be entitled to receive from the Corporation in cash the fair value, as determined by the Board of Directors, of such fractions of shares.